UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 2, 2006 (June 8, 2006)

                                  -------------

                            LIFEPOINT HOSPITALS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-51251                 20-1538254
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


           103 Powell Court, Suite 200
               Brentwood, Tennessee                               37027
     (Address of principal executive offices)                   (Zip Code)

                                 (615) 372-8500
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                         Exhibit Index located on Page 4




                                Page 1 of 4 pages

Item 1.01. Entry into a Material Definitive Agreement.

       On June 2, 2006, LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), entered into an agreement with HCA (NYSE: HCA) to amend their previously announced agreement. Under the terms of the modified agreement, LifePoint will acquire three hospitals in West Virginia and one in Virginia for a purchase price of $239 million plus specific working capital, including inventory and the assumption of paid time off, as defined in the new agreement. The transaction is subject to certain closing conditions and is expected to close by June 30, 2006. The four facilities to be acquired are 200-bed Clinch Valley Medical Center, Richlands, Virginia; 325-bed St. Joseph's Hospital, Parkersburg, West Virginia; 155-bed Saint Francis Hospital, Charleston, West Virginia; and 369-bed Raleigh General Hospital, Beckley, West Virginia. The modified agreement provides that HCA will indemnify the Company with respect to certain specified items. Additionally, HCA has agreed to repurchase the West Virginia facilities in the event of a revocation of the certificates of need granted by the West Virginia Healthcare Authority. Simultaneously with the closing of the transaction, the Company will classify St. Joseph's Hospital and Saint Francis Hospital as assets held for sale. The modified agreement excludes 68-bed Putnam General Hospital, Hurricane, West Virginia, which will continue to be owned by HCA. A copy of the press release announcing the modified agreement is attached hereto as Exhibit 99 and is incorporated by reference herein.

       The Company was formed as a division of HCA in November 1997 to operate general acute care hospitals in non-urban communities and became an independent, publicly traded company on May 11, 1999 when HCA distributed all outstanding shares of the Company's common stock to its stockholders. As part of this transaction, the Company entered into agreements with HCA to define the ongoing relationships following the distribution and to allocate tax, employee benefits and other liabilities and obligations arising from periods prior to May 11, 1999. The Company continues to rely on HCA-Information Technology and Services, Inc. ("HCA-IT"), an HCA affiliate, for information systems. Under a contract with a term that will expire on December 31, 2009, HCA-IT provides the Company with various information systems services, including, but not limited to, financial, clinical, patient accounting and network information services. Refer to the Company's 2005 Annual Report on Form 10-K for more information on the relationship between the Company and HCA.



Item 9.01. Financial Statements and Exhibits.

       (c)    Exhibits

              99 Press Release of LifePoint Hospitals, Inc., dated June 5, 2006.













                                Page 2 of 4 pages

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2006                      LIFEPOINT HOSPITALS, INC.

                                        By:  /s/ William F. Carpenter III
                                             -----------------------------------

                                             William F. Carpenter III
                                             Executive Vice President, General
                                             Counsel and Secretary








                                Page 3 of 4 pages

                                  EXHIBIT INDEX

Exhibit
Number           Description
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99               Press Release of LifePoint Hospitals, Inc., dated June 5, 2006.


























                                Page 4 of 4 pages